Putnam RetirementReady 2025 Fund
1/31/05 Semi-Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A	157
Class B   *
Class C   *

72DD2 (000s omitted)

Class M	*
Class R	*
Class Y	243

74U1 (000s omitted)

Class A	492
Class B	*
Class C	*

74U2 (000s omitted)

Class M	*
Class R	*
Class Y	858

* Represents less than (000s omitted)

74V1

Class A	68.77
Class B	66.81
Class C	66.88

74V2

Class M	66.84
Class R	66.91
Class Y	68.92